Exhibit 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


              WERNER ENTERPRISES TO PARTICIPATE IN TWO
                TRANSPORTATION INVESTMENT CONFERENCES

Omaha, Nebraska, February 6, 2012:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest transportation and logistics companies, announced that it will participate in two upcoming investment conferences in February. Derek J. Leathers, President and Chief Operating Officer, and John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer, will represent Werner at each conference.
      Werner will first participate in the Stifel Nicolaus 2012 Transportation Conference on Wednesday, February 15, 2012 in Key Biscayne, Florida. Messrs. Leathers and Steele will summarize Werner's business and operations during a presentation and question-and-answer ("Q&A") discussion for the investment community and during meetings with investors. The presentation and Q&A discussion are currently scheduled to begin at 10:00 a.m. (EST) and will be approximately 25 minutes in length.
      Werner will also take part in the BB&T Capital Markets 27th Annual Transportation Services Conference on Thursday, February 16, 2012 in Coral Gables, Florida. At the conference, Messrs. Leathers and Steele will provide a general business overview of Werner during a presentation and Q&A discussion for the investment community and during meetings with investors. The presentation and Q&A discussion are currently scheduled to begin at 11:40 a.m. (EST) and will be approximately 35 minutes in length.
     The investor materials provided by Werner at each conference, as well as a live audio webcast of each conference presentation and Q&A discussion, will be publicly available on the respective conference date on the internet through the "Investors" link on the Werner website at www.werner.com. The investor materials and replays of the audio webcasts will then be archived and accessible by the public on the Werner website during the 30-day period following each individual conference date.
     The conference dates and times provided in this press release may be subject to change. Should any such changes occur, Werner may update the information by giving notice on its website, issuing a revised press release, filing a report with the U.S. Securities and Exchange Commission or through other methods of public disclosure. Please consult the Werner website before or on the respective conference date and time for any such updated notices, press releases or reports. Also, refer to the forward-looking statement guidance set forth below.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated; medium-to-long-haul, regional and local van; expedited; temperature-controlled; and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, and international services. International services are provided through Werner's domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.
     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.
     This press release, as well as the investor materials provided by and the oral public statements made by any Werner representative during the conference presentations, discussions, meetings and webcasts announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2010. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.